Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225812, 333-229678, 333-236118 and 333-249317) and Form S-3 (No. 333-233126) of i3 Verticals, Inc. of our report dated November 22, 2019, except for Notes 7 and 16 to which the date is November 23, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ BDO USA, LLP

Nashville, Tennessee
November 23, 2020